Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2018 THIRD QUARTER RESULTS

Fiscal 2018 third quarter revenue of $459.6 million, up 19% versus prior year period

Fiscal 2018 third quarter operating income of $7.3 million, up 9% versus prior year period

Fiscal 2018 third quarter adjusted operating income of $49.1 million, up 13% versus prior year period

NEW YORK, N.Y., May 2, 2018—The Madison Square Garden Company (NYSE: MSG) today reported financial results for the third quarter ended March 31, 2018.

For the fiscal 2018 third quarter, the Company generated revenues of $459.6 million, an increase of 19% as compared with the prior year period. In addition, the Company generated fiscal 2018 third quarter operating income of $7.3 million and adjusted operating income of $49.1 million, which represent increases of 9% and 13%, respectively, both as compared to the prior year third quarter. (1) (2)

Executive Chairman and CEO Jim Dolan said, “For the fiscal 2018 third quarter, we generated strong growth in revenues and adjusted operating income, a reflection of our ongoing success in delivering exceptional live experiences. Our ability to provide unmatched value for our customers and partners will become even more significant as we move forward with expanding our venue footprint. We have made important progress on our plans to build state-of-the-art venues in Las Vegas, where we expect to break ground this summer, and in London, where we are working with stakeholders to make the city home to our first international music and entertainment venue. As we look ahead, we remain confident that our Company is uniquely positioned to deliver ongoing growth and value creation for our shareholders.”

Results from Operations

Segment results for the quarters ended March 31, 2018 and 2017 are as follows:

	Revenues			Operating Income (Loss)			Adjusted Operating Income (Loss)
$ millions	F’Q3 2018	F’Q3 2017	% Change	F’Q3 2018	F’Q3 2017	% Change	F’Q3 2018	F’Q3 2017	% Change
MSG Entertainment	$159.6	$77.3	106%	$2.1	$(7.5)	NM	$9.4	$(1.5)	NM
MSG Sports	300.1	308.7	(3)%	53.0	59.9	(11)%	58.6	65.9	(11)%
Corporate and Other (3)	(0.1)	—	NM	(41.6)	(45.5)	9%	(18.9)	(20.8)	9%
Purchase accounting adjustments	—	—	NM	(6.2)	(0.2)	NM	—	—	NM
Total Company	$459.6	$386.0	19%	$7.3	$6.7	9%	$49.1	$43.6	13%

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

(2)	Fiscal 2017 third quarter operating results did not include TAO Group, Counter Logic Gaming and Obscura Digital, which the Company acquired on January 31, 2017, July 28, 2017 and November 20, 2017, respectively. Accordingly, the Company’s results for fiscal 2018 are not directly comparable to fiscal 2017 results. In addition, the Company records TAO Group’s operating results in its consolidated statements of operations on a three-month lag basis.

(3)	Corporate and Other primarily consists of unallocated corporate general and administrative costs (including costs associated with business development initiatives) and unallocated venue-related depreciation and amortization expense, as well as inter-segment eliminations.

MSG Entertainment

For the fiscal 2018 third quarter as compared to the prior year period, MSG Entertainment revenues of $159.6 million increased 106%. The increase was primarily due to the inclusion of operating results for TAO Group and higher overall event-related revenues at the Company’s venues, slightly offset by a decrease in revenues for the Christmas Spectacular Starring the Radio City Rockettes production. The increase in event-related revenues was primarily due to higher revenues at The Garden, Radio City Music Hall and The Hulu Theater at Madison Square Garden. The decrease in revenues for the Christmas Spectacular production was primarily due to lower ticket-related revenue, mainly as a result of fewer scheduled performances as compared to the prior year period.

Fiscal 2018 third quarter operating income of $2.1 million improved $9.6 million and adjusted operating income of $9.4 million improved $10.9 million, both as compared to the prior year period. The improvement in operating income reflects the increase in revenues, partially offset by higher direct operating expenses and selling, general and administrative expenses and, to a lesser extent, higher depreciation and amortization expense. The improvement in adjusted operating income reflects the increase in revenues, partially offset by the increase in direct operating expenses and selling, general and administrative expenses. The increase in direct operating expenses was primarily due to the inclusion of TAO Group’s operating results and higher overall event-related expenses at the Company’s venues. The increase in selling, general and administrative expenses was primarily due to the inclusion of TAO Group’s operating results (including a management fee incurred by TAO Group payable to the Company).

MSG Sports

For the fiscal 2018 third quarter as compared to the prior year period, MSG Sports revenues of $300.1 million decreased 3%. The decrease in revenues was due to lower league distributions, event-related revenues from other live sporting events and professional sports teams’ food, beverage and merchandise sales, partially offset by higher professional sports teams’ sponsorship and signage revenues, suite rental fees, regular season ticket-related revenue, local media rights fees from MSG Networks Inc. and other net increases. The decrease in league distributions reflects the absence of $15.5 million in non-recurring NHL expansion fee revenue recorded during the prior year third quarter.

Third quarter operating income of $53.0 million and adjusted operating income of $58.6 million both decreased 11%, as compared to the prior year period. The decrease in operating income primarily reflects lower revenues, partially offset by decreases in depreciation and amortization expense and direct operating expenses. The decrease in adjusted operating income primarily reflects lower revenue, partially offset by the decrease in direct operating expenses. The decrease in direct operating expenses was primarily due to lower net provisions for NBA and NHL revenue sharing expense and NBA luxury tax, event-related expenses for other live sporting events and team personnel compensation, offset by higher net provisions for certain team personnel transactions and other team operating expenses.

Excluding the impact of the $15.5 million in non-recurring NHL expansion fee revenue recorded during the prior year quarter, fiscal 2018 third quarter MSG Sports revenues and adjusted operating income increased 2% and 16%, respectively, both as compared to the prior year period.

Corporate and Other

For the fiscal 2018 third quarter as compared to the prior year period, Corporate and Other’s operating loss of $41.6 million and adjusted operating loss of $18.9 million both improved 9%, reflecting lower professional fees and the impact of a management fee earned for providing management and strategic services to TAO Group, partially offset by the inclusion of Obscura Digital expenses associated with the Company’s business development initiatives. The improvement in Corporate and Other’s operating loss also reflects a decrease in depreciation and amortization expense.

Purchase Accounting Adjustments

For the fiscal 2018 third quarter as compared to the prior year period, operating expenses related to purchase accounting adjustments of $6.2 million increased $6.0 million, primarily due to the amortization of intangible assets and expense related to the step-up in value of leases for TAO Group.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment experiences. The company presents or hosts a broad array of premier events in its diverse collection of iconic venues: New York’s Madison Square Garden, The Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, CA; The Chicago Theatre; and the Wang Theatre in Boston. Other MSG properties include legendary sports franchises: the New York Knicks (NBA), the New York Rangers (NHL) and the New York Liberty (WNBA); two development league teams — the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and one of the leading North American esports organizations, Counter Logic Gaming. In addition, the Company features the popular original production—the Christmas Spectacular Starring the Radio City Rockettes—and through Boston Calling Events, produces New England’s preeminent Boston Calling Music Festival. Also under the MSG umbrella is TAO Group, a world-class hospitality group with globally-recognized entertainment dining and nightlife brands: Tao, Marquee, Lavo, Avenue, The Stanton Social, Beauty & Essex and Vandal. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits, 4) gains or losses on sales or dispositions of businesses and 5) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Chief Communications Officer The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President, Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 6196887

Conference call replay number is 855-859-2056 / Conference ID Number 6196887 until May 9, 2018

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenues	$459,621	$386,033	$1,241,138	$1,012,878
Direct operating expenses	299,706	252,708	736,249	630,788
Selling, general and administrative expenses	122,154	100,084	349,106	271,365
Depreciation and amortization	30,429	26,535	91,519	78,611

Operating income	7,332	6,706	64,264	32,114
Other income (expense):
Earnings (loss) in equity method investments	(678)	(26,319)	1,439	(28,501)
Interest income	5,224	3,005	14,988	8,096
Interest expense	(3,965)	(831)	(11,474)	(1,732)
Miscellaneous income	553	36	303	1,441

Income (loss) from operations before income taxes	8,466	(17,403)	69,520	11,418
Income tax benefit (expense)	(652)	(440)	115,418	(754)

Net income (loss)	7,814	(17,843)	184,938	10,664
Less: Net income attributable to redeemable noncontrolling interests	389	—	522	—
Less: Net loss attributable to nonredeemable noncontrolling interests	(1,716)	(298)	(3,231)	(891)

Net income (loss) attributable to The Madison Square Garden Company’s stockholders	$9,141	$(17,545)	$187,647	$11,555

Basic earnings (loss) per common share attributable to The Madison Square Garden Company’s stockholders	$0.39	$(0.74)	$7.94	$0.48
Diluted earnings (loss) per common share attributable to The Madison Square Garden Company’s stockholders	$0.38	$(0.74)	$7.87	$0.48
Basic weighted-average number of common shares outstanding	23,683	23,825	23,623	23,951
Diluted weighted-average number of common shares outstanding	23,809	23,825	23,843	24,147

THE MADISON SQUARE GARDEN COMPANY

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•	Other purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily fair value adjustments to favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Operating income	$7,332	$6,706	$64,264	$32,114
Share-based compensation	10,076	10,367	36,892	30,465
Depreciation and amortization (1)	30,429	26,535	91,519	78,611
Other purchase accounting adjustments	1,312	—	3,636	—

Adjusted operating income	$49,149	$43,608	$196,311	$141,190

(1)	Includes depreciation and amortization related to purchase accounting adjustments.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended March 31,
	2018	2017	% Change
MSG Entertainment	$159,586	$77,348	106%
MSG Sports	300,148	308,685	(3)%
Inter-segment eliminations	(113)	—	NM

The Madison Square Garden Company Total	$459,621	$386,033	19%

	Nine Months Ended March 31,
	2018	2017	% Change
MSG Entertainment	$595,083	$380,531	56%
MSG Sports	646,168	632,347	2%
Inter-segment eliminations	(113)	—	NM

The Madison Square Garden Company Total	$1,241,138	$1,012,878	23%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING INCOME (LOSS)

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Three Months Ended March 31,			Three Months Ended March 31,
	2018	2017	% Change	2018	2017	% Change
MSG Entertainment	$2,078	$(7,475)	NM	$9,445	$(1,471)	NM
MSG Sports	53,033	59,850	(11)%	58,555	65,890	(11)%
Corporate and Other	(41,578)	(45,450)	9%	(18,851)	(20,811)	9%
Purchase accounting adjustments	(6,201)	(219)	NM	—	—	NM

The Madison Square Garden Company Total	$7,332	$6,706	9%	$49,149	$43,608	13%

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Nine Months Ended March 31,			Nine Months Ended March 31,
	2018	2017	% Change	2018	2017	% Change
MSG Entertainment	$86,456	$42,445	104%	$109,298	$61,123	79%
MSG Sports	122,049	109,372	12%	139,467	128,519	9%
Corporate and Other	(126,793)	(119,024)	(7)%	(52,454)	(48,452)	(8)%
Purchase accounting adjustments	(17,448)	(679)	NM	—	—	NM

The Madison Square Garden Company Total	$64,264	$32,114	100%	$196,311	$141,190	39%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2018	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,176,554	$1,238,114
Restricted cash	27,837	34,000
Accounts receivable, net	143,876	102,085
Net related party receivables	1,577	2,714
Prepaid expenses	37,326	23,358
Other current assets	27,404	49,458

Total current assets	1,414,574	1,449,729
Investments and loans to nonconsolidated affiliates	252,705	242,287
Property and equipment, net	1,245,433	1,159,271
Amortizable intangible assets, net	250,490	256,975
Indefinite-lived intangible assets	174,850	166,850
Goodwill	392,378	380,087
Other assets	50,751	57,554

Total assets	$3,781,181	$3,712,753

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$26,572	$24,084
Net related party payables	27,352	17,576
Current portion of long-term debt, net of deferred financing costs	1,811	—
Accrued liabilities:
Employee related costs	107,862	138,858
Other accrued liabilities	170,102	191,344
Deferred revenue	430,785	390,180

Total current liabilities	764,484	762,042
Long-term debt, net of deferred financing costs	104,342	105,433
Defined benefit and other postretirement obligations	44,678	52,997
Other employee related costs	26,985	29,399
Deferred tax liabilities, net	80,618	196,436
Other liabilities	75,291	65,955

Total liabilities	1,096,398	1,212,262

Commitments and contingencies
Redeemable noncontrolling interests	78,208	80,630
The Madison Square Garden Company Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,131 and 19,014 shares outstanding as of March 31, 2018 and June 30, 2017, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2018 and June 30, 2017	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2018 and June 30, 2017	—	—
Additional paid-in capital	2,808,901	2,832,516
Treasury stock, at cost, 1,317 and 1,433 shares as of March 31, 2018 and June 30, 2017, respectively	(224,557)	(242,077)
Retained earnings (accumulated deficit)	36,834	(148,410)
Accumulated other comprehensive loss	(34,691)	(34,115)

Total The Madison Square Garden Company stockholders’ equity	2,586,736	2,408,163
Nonredeemable noncontrolling interests	19,839	11,698

Total equity	2,606,575	2,419,861

Total liabilities, redeemable noncontrolling interests and equity	$3,781,181	$3,712,753

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$171,180	$107,558
Net cash used in investing activities	(183,433)	(252,814)
Net cash used in financing activities	(50,231)	(158,158)
Effect of exchange rates on cash and cash equivalents	924	—

Net decrease in cash and cash equivalents	(61,560)	(303,414)
Cash and cash equivalents at beginning of period	1,238,114	1,444,317

Cash and cash equivalents at end of period	$1,176,554	$1,140,903